Exhibit 99.2

Lorenzo Simonelli, Chairman & CEO	Scotia Howard Weil Energy Conference – 26 March 2018

Good morning. It is a pleasure to be here in New Orleans again. I spoke here 12 months ago but this is the first time officially as Baker Hughes, a GE company. I would like to thank Scotia Howard Weil, and Blake Hutchinson in particular, for the invitation to speak this year.

Before I begin, let me remind you that some of the statements I will be making today are forward-looking, and involve risks and uncertainties that could cause our results to differ materially from those projected in these statements. I therefore refer you to our latest 10-K filing and our other SEC filings.

Last year on this stage I presented to you our vision of BHGE, and the opportunities we saw for the new company to deliver value for customers, employees, and shareholders. We have made great progress in the past 12 months, and specifically in the past nine months that we have operated as BHGE.

We closed the transaction in record time on July 3rd, and began trading on the New York Stock Exchange on July 5th.

Leading up to the close, and in the months since then, we have seen a very positive response from our customers. They see the value we bring as a combined company, and they want us to succeed. We have had initial success with our integrated offerings winning deals like Twinza and Siccar Point and we expect to continue to see progress on these new commercial models.

We are focused on the fundamentals of operating safely and with integrity, delivering high quality products and services, and performing for our customers in the field. On HSE we continue to drive a strong culture of safety for our employees, our customers and everyone involved in our operations. Since the implementation of the Perfect HSE Day program in July 2017, we have achieved 111 Perfect HSE days, a fantastic achievement for the BHGE team

From the moment we closed the deal we began executing on our synergy plans, and delivered a total of $119 million in 2017. Our 2018 target of $700 million in synergies remains firmly on track.

Throughout the past year, our priorities have not changed and are very clear to everyone in our organization. We remain focused on growing market share, improving margins, and generating more cash.

Let me set the stage for today’s discussion by looking at the market. Overall, the macro backdrop is more positive than what we have seen in several years.

Looking at the oil market, we see global demand rising at a steady pace, driven by an improved GDP outlook for the United States and Europe, and particularly the economies in Asia which are expected to add nearly a million barrels per day of demand in 2018.

While US shale production has surprised to the upside, growing total domestic production to more than 10 million barrels per day, OPEC and Russia are committed to production cuts through the end of 2018.

We have seen a draw on US crude inventories that have pulled stocks closer to the five-year average. These factors have resulted in a market equilibrium, which, we expect, will keep crude prices relatively rangebound in 2018.

This recent price stability has resulted in a customer spend forecast that shows solid year over year growth for short cycle businesses, particularly in North America where operators continue to grow rig and well counts.

Looking at the gas market, we see the share of energy consumption shifting more to gas over the next decades. Gas consumption is expected to grow more than twice as fast as any other fossil fuel through 2040, at roughly 1.5% per year. On global gas trade, we expect LNG demand to more than double to 500 MTPA by 2040, growing at a pace of 4-5% per year. As a result, many of our customers are planning a shift in their portfolios to reflect this market bias towards gas.

The industry and the market more broadly were surprised by the pace of LNG demand growth in 2017, as global imports grew 11%, or nearly 30 million tons versus 2016. China alone accounted for growth of 12.5 million tons, more than doubling the previous consensus forecast. We saw similar unexpected growth in South Korea, Turkey, Pakistan, and especially across Europe where imports grew 22%, exceeding expectations.

This increasing appetite for LNG, and the lack of recent project FIDs points to the LNG supply - demand balance tightening, further supporting our belief that LNG capacity must be added to meet demand early in the next decade. I will spend more

Lorenzo Simonelli, Chairman & CEO	Scotia Howard Weil Energy Conference – 26 March 2018

time on that in a few moments, but overall, we believe the macro environment for gas is a tailwind for the products and solutions we offer at BHGE.

With this constructive market backdrop across both oil and gas, let me illustrate how our portfolio is set up for success across the hydrocarbon value chain.

We have a unique set of businesses to address the industry’s most critical needs.

Our Oilfield Services segment provides industry leading products and solutions to the upstream oil and gas sector. This business has a long history of innovation and technology differentiation, resulting in strong positions in drilling services, bits, completions, artificial lift, and chemicals.

Our Oilfield equipment segment offers a suite of leading subsea production systems, flexibles, and BOPs. The business has a strong track record of execution, and the ability to deliver on new fullstream business models, setting us apart from our competitors and providing significant value to customers.

The Digital Solutions business marries industry leading measurement and sensing technology with a world class software offering to provide data analytics capabilities to our customers. It operates across a number of end markets, and is well positioned to benefit from the secular trends of digitization and industrial connectivity.

Lastly, the Turbomachinery & Process Solutions segment is a highly differentiated equipment and aftermarket services business with an offering that spans across upstream, midstream, and downstream. With a strong presence in gas applications, this segment is uniquely positioned to benefit from the macro trends we discussed earlier where gas, and LNG in particular, will outpace other fossil fuels over the coming decades.

As you can see, we have a really differentiated set of businesses with broad capabilities.

One area where we have a strong core competency is around the integrated gas value chain.

So how do we support our customers in their increasing focus on gas? At BHGE we partner with our customers from concept design to end use.

Our Gaffney-Cline business has set up a new gas practice and our io Consulting joint venture with McDermott is focused on helping customers move from concept, to project design.

We have the leading portfolio in large bore gas completions, and our high pressure, high temperature subsea trees and wellheads are especially well suited for offshore gas fields. In projects like Prelude, Gorgon, the North Field, and most recently Tortue, BHGE is delivering leading technology.

As you continue on the value chain, we are the reference point in global LNG liquefaction, and we also have a strong presence in the transportation of gas, and through to customer end uses.

Given the importance of gas in the coming decades, and BHGE’s unique offering in gas, I wanted to spend some more time today on the Turbomachinery & Process Solutions segment.

TPS continues to be a leader in several high-tech development areas that are of critical importance to our customers and their value chain. We provide compression and power generation capabilities for every segment of the oil and gas industry, and beyond, as we provide some of our products and solutions to the industrial space.

It is important to understand that the TPS business sells its’ differentiated technologies into five spaces: upstream production, LNG, pipeline and gas processing, refinery and petrochemical, and the broader industrial space.

I would like to highlight a few key points.

First and most importantly, TPS’ competitive position and its ability to generate high margins and high returns remains very much intact. It has very differentiated technology with leading market positions and a captive aftermarket services portfolio – particularly in LNG.

Lorenzo Simonelli, Chairman & CEO	Scotia Howard Weil Energy Conference – 26 March 2018

As we said on our fourth quarter earnings call, TPS is working through lower margin equipment backlog and is seeing reduced transactional services activity. As a result, margins in the segment are lower than previous years.

Over the past two years our largest and most differentiated segments, upstream production and LNG, which typically generate above average margins, have contributed significantly less equipment revenue. At the same time other segments like refinery and petrochemical have contributed relatively more revenue. This has had a negative mix impact on our equipment business.

Our ability and willingness to reduce cost in line with declining volume in segments like LNG is limited as we do not want to diminish the capabilities that make us the leader in the space. Accordingly, our decrementals are very challenging as we have seen in recent quarters, but our incrementals on the way back up will be strong as well.

Furthermore, we have continued to invest in R&D during this down cycle to maintain and improve our leadership positions as well as grow our addressable market – particularly in the industrial space.

Lastly, our service model remains intact. 55% of TPS’ 2017 revenues came from aftermarket services. This is a powerful economic engine through the cycle and I will provide you some more details on our service business in a moment.

Let me take you through our strategic priorities for TPS over the next 24 months.

First, we will maintain our leadership position in LNG and capture the significant growth opportunities in the space.

Second, we will optimize and maintain our service capability for when outage schedules pick up and transactional services snap back.

Third, we will expand into underpenetrated markets such as the industrial space.

And fourth we will simplify the structure of the business and drive cost out.

Executing on these strategic priorities coupled with the market dynamics we currently expect will help the business to return to normalized margins in the mid-teens by late 2019.

Maintaining our LNG leadership position is critical for us and we’re preparing for the market to rebalance and new projects to move forward.

Market forecasts point to a supply - demand rebalance in the 2022 to 2023 timeframe as demand continues to grow at a healthy pace, and capacity additions slow. Project cycle times imply new FIDs will be required in 2018 and 2019 to meet growing demand, and we expect to see these materialize as we move through the year.

Our leading products have been operating in some of the world’s most challenging environments for almost 20 years. Our gas turbine drivers and compression equipment power all seven trains for the world’s largest LNG producer in Qatar, operating in harsh desert conditions.

BHGE compression trains and gas turbines have been operating at the Sakhalin-2 LNG plant in Subarctic Russia for almost 10 years. BHGE equipment also plays an integral part of the liquefaction process for the Prelude FLNG project, the world’s largest floating offshore facility.

In terms of adding new capacity, upgrades and de-bottlenecking of existing facilities is one way to increase production. At BHGE, we work closely with our customers to evaluate opportunities to increase output while continuing to deliver superior reliability and efficiency. Upgrades of existing facilities involve a high degree of complexity as system configurations have to be adjusted, allowing us to deploy our latest technology in order to help our customers increase throughput and efficiency.

Brownfield expansions and train additions are another way to increase production of existing plants while limiting up front infrastructure investment. Most of the time storage tanks, jetties, and auxiliary systems are already in place. Additionally, customers can leverage existing train designs to speed up time to first LNG. This is a great opportunity for BHGE to further strengthen our relationships with customers through our large installed base and expand on our existing long-term service agreements that guarantee uptime and reliability.

Lorenzo Simonelli, Chairman & CEO	Scotia Howard Weil Energy Conference – 26 March 2018

Lastly, greenfield projects. As I said earlier, our customers are facing a different environment now than they did in the last build cycle. Offtake agreements have shifted to smaller volumes and shorter durations, and we expect to see smaller, more modular projects playing a bigger role. With our expertise, relationships and global reach we are uniquely positioned to help our customers navigate this environment.

With more than 470 compressors and 400 gas turbines in LNG applications, we understand technology and execution requirements specific to each project. We have the ability to adjust our offering from equipment supplier to systems provider, to support stick-build or modular execution and to succeed at scale globally, often in harsh and extreme operating conditions.

Over the last few years, despite the downturn in the industry, we have continued to invest in technology to drive differentiation and value for our customers. We introduced the LM2500+G5, the LM6000 PF+, and launched the LM9000 gas turbine last year. These technologies allow us and our customers to operate longer between service events, reduce emissions, and deliver more power, which lower our customers’ total cost of ownership.

BHGE is positioned to capture the growth opportunities in the LNG space. We have the most referenced technology, have continued to invest into leading edge products, and we offer the highest availability and reliability in the industry.

Now, let me take a moment to explain the overall dynamics of our service business.

Our service portfolio is approximately 50% transactional in nature, predominantly from our significant installed based in the upstream production space, and 50% is covered by long-term service agreements, predominantly driven by our installed based in LNG.

The transactional business is less predictable, more on an ad-hoc basis and has a limited backlog given its fast cycle. Our activity under long-term services agreements is much more predictable. We have $14 billion of services backlog in the TPS segment.

First, let me walk through the transactional service business.

We have seen a significant slowdown in transactional services as customers continue to expand the time between maintenance events, run operations with significantly lower safety stock, and push out maintenance. We see this dynamic playing out particularly in the on and offshore production space where customers have been focused on minimizing opex while maximizing production throughout this cycle.

The graph shows that even though our installed base has grown, revenue has stayed roughly flat, resulting in service spend per unit being the lowest in many years. We believe the current level of spend per unit is unsustainably low. In other words, this is a question of “when” not “if” transactional activity picks back up.

Our win rate on transactional services remains very high, and margin rates remain strong. We are ready to service this market when demand returns. While timing is more difficult to predict, the return of more normalized revenue levels for transactional services will be accretive to margins.

Next, on long-term service agreements.

Our long term contractual services portfolio is driven by LNG, as the vast majority of our equipment sold into the LNG space is covered under such agreements.

The units we install typically undergo maintenance intervals, or outages, every three to four years. We saw outages on many of the pre-2014 installations in late 2016 and early 2017, driving higher service activity for us in that period.

We see a similar dynamic with our more recent installations, primarily in North America and Australia. Between 2016 and 2019 the industry will add approximately 150 MTPA of nameplate capacity which is reflected in our increased service backlog and the growth in our active installed base. The equipment was delivered a few years ago and we expect outages and maintenance intervals to start to pick up in late 2018 and into 2019.

Throughout market cycles, we continue to drive productivity across our services portfolio to both lower our costs and improve operating outcomes for our customers.

We started investing into leading technology solutions in the lower megawatt range three years ago. We see a significant opportunity in this approximately $2 billion market where existing infrastructure is outdated, and policy changes are pushing customers to focus more on reducing emissions and footprint, while the decentralization of power generation calls for smaller, more modular solutions, all overlaid with a digital capability to optimize performance.

We are developing the NovaLT family of gas turbines where we offer best-in-class efficiency and emissions, and serve a broad range of applications from offshore to pipeline to industrial markets. These turbines deliver 99% availability while being on the leading edge of the performance envelope of efficiency versus power.

We have already seen some great traction with these new products. In 2017, we were awarded a contract for the installation of two NovaLT gas turbines in Italy for an industrial application. We also secured a contract to supply a cogeneration power plant with our 16.5-megawatt gas turbine, which will deliver electricity to our customers' facility in Malaysia and apply a waste recovery process, increasing energy efficiency and lowering CO2 emissions.

We also recently announced that we are delivering 10 NovaLT 16 gas turbines to a customer in Vietnam, the first time this technology will be deployed in an offshore environment.

With our growing range of competitive products, we have set aggressive growth targets for a market in which we have historically been under-represented.

As we told you during our fourth quarter earnings conference call we also took a hard look at the business’ cost structure. We have initiated a targeted cost out program.

Our plan is to take out around $0.2 billion of annualized cost. We expect a significant amount of these savings to come through in the second half of 2018 and support improved margins.

We are approaching this from a couple of different angles:

The first step is driving lower product and services cost by looking at everything from product design to manufacturing to installation.

We are also simplifying our global footprint to create service hubs, which reduce cost, without sacrificing salesforce coverage.

In addition, we are focused on optimizing our manufacturing footprint, as well as product line headquarter costs to reflect the new realities of the market.

We believe all these cost out actions will create a better and more profitable franchise and prepare us for the future.

Before I wrap up, I would like to give you an update on the first quarter.

When we talked about our outlook for the different segments on our fourth quarter earnings call we said we expect margins in our OFS segment to improve sequentially, driven by synergies and better execution. We also said that we expect TPS margins to be pressured in the medium term with a more favorable outlook in the second half of 2018.

This is playing out largely in line with what we expected for the first quarter. However, we now expect margins in TPS to be slightly lower than initially anticipated. We expect this to be offset by better performance in the other businesses.

We expect these first quarter impacts to balance out through the course of the year.

Finally, let me summarize what we have covered today.

The current macro environment is the most encouraging we have seen in some time with demand growing and commodity prices relatively stable.

Our integration efforts at BHGE are progressing well, and our synergies are on track.

Lorenzo Simonelli, Chairman & CEO	Scotia Howard Weil Energy Conference – 26 March 2018

In our TPS business we are focused on the four imperatives of maintaining our position in LNG, strengthening our services business, expanding into under-penetrated markets, and driving cost out. We expect the business to return to normalized margins in the medium term.

We remain focused on our priorities of gaining share, improving margins, and generating cash.

Thank you very much, and I look forward to seeing you all again soon.